Exhibit 10.29

INTER-CREDITOR AGREEMENT

CANCER GENETICS, INC.

This inter-creditor agreement (this “Agreement”) is made this 23rd day of March, 2011 between Cancer Genetics, Inc., a Delaware corporation (the “Borrower”), John Pappajohn (“Pappajohn”) and DAM Holdings, LLC, a Wisconsin limited liability company (“DAM”).

RECITALS

WHEREAS, the Borrower and Wells Fargo Bank, N.A. (the “Bank”) are parties to that certain credit agreement, dated April 29, 2008 (such agreement, together with the ancillary documents thereto governing the extension of credit from the Bank to the Borrower, including the revolving note and the documents governing Pappajohn’s guarantee of the repayment of the indebtedness issued thereunder, all as amended or supplemented from time to time, are collectively referred to herein as the “Existing Credit Agreements”), establishing a Six Million Dollar ($6,000,000) revolving credit facility;

WHEREAS, to secure the repayment of the Borrower’s indebtedness under the Existing Credit Agreements and the performance of the Borrower’s other obligations thereunder, the Borrower granted to the Bank a security interest in, and certain rights with respect to, substantially all of the Borrower’s assets, as more fully set forth in the Existing Credit Agreements (the “Bank Security Interests”);

WHEREAS, Pappajohn guaranties the repayment of the indebtedness of the Borrower under the Existing Credit Agreements on the terms and conditions set forth in the Existing Credit Agreements;

WHEREAS, the Bank granted Pappajohn certain subrogation rights with respect to the rights of the Bank under the Existing Credit Agreements, including with respect to the Bank Security Interests, to the extent that Pappajohn pays in full the Borrower’s indebtedness under the Existing Credit Agreements pursuant to his guarantee thereof;

WHEREAS, the Borrower wishes to obtain from DAM, and DAM has agreed to provide to the Borrower, additional financing in an amount up to Three Million Dollars ($3,000,000) pursuant to a line of credit on the terms and conditions set forth in a credit agreement, promissory note and related documents to be entered into on or about the date hereof between the Borrower and DAM (such agreements are collectively referred to herein as the “DAM Credit Agreements”);

WHEREAS, to secure the repayment of the Borrower’s indebtedness under the DAM Credit Agreements and the performance of the Borrower’s other obligations thereunder, the Borrower has agreed to provide to DAM a security interest in, and certain rights with respect to, substantially all of the Borrower’s assets (the “DAM Security Interests”), as more fully set forth in the DAM Credit Agreements, which interest and rights shall be junior in priority, operation and effect, in all respects, to the Bank Security Interests; and

WHEREAS, it is the desire of Pappajohn, DAM and the Company to execute this Agreement for the purpose of defining their respective rights under the Existing Credit Agreements and the DAM Credit Agreements, including with respect to the Borrower’s assets.

NOW, THEREFORE in consideration of the mutual promises and agreements contained herein, the parties hereto agree as follows:

1. Subordinate Rights under the DAM Credit Agreements. The parties hereto acknowledge that substantially all of the Borrower’s assets are subject to the first priority Bank Security Interests under the Existing Credit Agreements, and the parties hereto agree that the DAM Security Interests shall be junior in priority, operation and effect, in all respects, to the Bank Security Interests, notwithstanding (i) anything to the contrary contained in any agreement (including the Existing Credit Agreements or DAM Credit Agreements) or filing to which any DAM may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the Uniform Commercial Code or any applicable law or any other circumstance whatsoever and (iii) the fact that any such Bank Security Interests are (x) subordinated to any other lien securing any obligation of any other person other than DAM or (y) otherwise subordinated, voided, avoided, invalidated or lapsed. DAM shall not object to or contest, or support any other person in contesting or objecting to, in any proceeding, the validity, extent, perfection, priority or enforceability of the Bank Security Interests. DAM shall not take, or cause to be taken, any action the purpose of which is to make the DAM Security Interests pari passu with or senior to the Bank Security Interests. Notwithstanding any failure by the Bank to perfect the Bank Security Interests or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the Bank Security Interests, the priority and rights as between the Bank and DAM with respect to the assets of the Company shall be as set forth herein.

2. Promise to pay; Initial Public Offering or Reverse Merger. The Borrower promises to pay the full amount due under of the Existing Credit Agreements and under the DAM Credit Agreements with the proceeds of (i) an initial public offering of the Borrower’s equity securities (an “IPO”) or (ii) a reverse merger or reverse triangular merger, whereby the Borrower mergers with a public shell company or a wholly-owned subsidiary thereof and shares of the public shell company are subsequently issued in a private placement to finance the Borrower’s operations (a “Reverse Merger”). In the event that the proceeds of the IPO or the Reverse Merger are insufficient to allow repayment of the full $9,000,000 of debt under the Existing Credit Agreements and the DAM Credit Agreements (or such lesser amount that is then outstanding under such agreements), the parties hereto agree that the debt outstanding under the DAM Credit Agreements will be repaid first and the outstanding indebtedness under the Existing

Credit Agreement will not be repaid until the entire outstanding balance under the DAM Credit Agreements is repaid in full.

3. Actions with respect to the Bank. In the event that the Bank attempts to prevent the payment of the outstanding indebtedness under the DAM Credit Agreements prior to payment of the outstanding indebtedness under the Existing Credit Agreements, as provided for in Section 2 hereof, or in the event the Bank commences any action to recover from DAM the amount of any such payment under the DAM Credit Agreements made by the Borrower, then Pappajohn shall cause the Bank to immediately cease any course of action to prevent or recover such payment and shall hold DAM harmless from any loss it may suffer, including attorney’s fees and costs, as a result of any action by the Bank to prevent or recover such payment. In the event that other measures fail to cause the Bank to cease its course of action against DAM, Pappajohn shall pay to the Bank the outstanding balance under the Existing Credit Agreements pursuant to his guarantee thereof or otherwise acquire from the Bank all rights of the Bank under the Existing Credit Agreements (including the Bank Security Interests).

4. Legal fees, costs, and expenses. The Borrower agrees that it is ultimately responsible for all reasonable costs and expenses, including reasonable attorney’s fees, incurred by Pappajohn or DAM with respect to the enforcement of the provisions of this Agreement, the Existing Credit Agreements and the DAM Credit Agreements, as any such provisions apply to either of them, and all fees and other charges incurred by Pappajohn and DAM related to any of the foregoing. All such fees for which the Borrower is responsible will be paid to Pappajohn and DAM promptly upon their respective demand for such payment.

5. Miscellaneous. This Agreement shall remain in full force and effect even if the underlying Existing Credit Agreements or the DAM Credit Agreements, or other documents executed between the Borrower and the Bank or the Borrower and DAM, are extended, modified, or changed in any way. It is the intent of the parties hereto that if additional financing is obtained by the Borrower pursuant to essentially the same terms as the Existing Credit Agreements or the DAM Credit Agreements, this Agreement shall remain in full force and effect.

This Agreement may be modified only by written agreement of each party hereto and cannot be assigned without the express written permission of the other parties hereto.

Words and phrases contained in this agreement shall be construed as singular or plural in number and in the masculine, feminine or neutered gender according to the context in which such words and phrases appear.

This Agreement shall be construed under the laws of the State of Delaware.

If for any reason any provision of this Agreement shall be inoperative, the validity and effect of other provisions shall not be affected thereby.

This Agreement may be executed in one or more identical counterparts which when executed by all parties hereto shall constitute one and the same agreement.

This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof, integrates all terms and conditions mentioned and are incidental to this Agreement and supersedes all prior negotiations and writings and any other previous understanding regarding the parity between the parties to this Agreement.

(signature page to follow)

IN WITNESS WHEREOF, each party has executed, or caused to be executed by a duly authorized individual, this Agreement as of the date first set forth above.

/s/ John Pappajohn
John Pappajohn, Guarantor

DAM Holdings, LLC

By:	/s/ Matthew Bluhm
Name:	Matthew Bluhm
Title:	President

Cancer Genetics, Inc., Borrower

By:	/s/ Panna Sharma
Name:	Panna Sharma
Title:	President & CEO

Signature Page to Inter-Creditor Agreement